Logic Company Limited
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                                                Agreement No....................

                          LogicFix Gold Computer System
                        Maintenance and Repair Agreement

                                                       Made at Logic Co., Ltd.
                                                       No. 202, Nanglinchi Road,
                                                       CDG House
                                                       Chongnonsi, Yannawa,
                                                       Bangkok

                                              on the 1st date of September, 1998

     This Agreement is made between King Power Duty Free Co., Ltd. by Mr. Viratana Suntaranond, authorized to sign in obligation of the Company, office located at No. 989, 26th-27th Floors, Siam Tower, Rama I Road, Phayathai, Pathumwan, Bangkok 10330, hereinafter called, "Employer"; and Logic Co., Ltd., by Mr. Trairat Jaisamran and Miss Netchanok Tangsupanich, authorized to sign in obligation of the Company, office located at No. 202, Nanglinchi Road, CDG House, Chongnonsi, Yannawa, Bangkok 10120, hereinafter called "Contractor". Both parties have agreed as follows:

     Section 1. The Employer agrees to hire and the Contractor agrees to be hired to provide a LogicFix Gold computer system maintenance and repair service contract as specified in Appendix 1, installed on the 26th-27th floors, No. 989, Siam Tower, Rama I Road, Phayathai, Pathumwan, Bangkok 10330, Tel: 658-0020-49

     Section 2. The Employer agrees to pay Btl,394,404 (One Million Three Hundred and Ninety-Four Thousand Four Hundred and Four Baht Only) to the Contractor as service fees for the 2nd-4th years. Payment shall be made in installments -- 3 (three) installments a year -- within 30 (thirty) days from the date of sending the invoice and Service Report to the Employer. The Employer agrees bear value-added taxes.


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     In case of late  payment,  if the  Employer  fails to make  payment  by the period later fixed by the Contractor, the Employer agrees to pay interest on overdue service fees along with other expenses at the rate of 3 (three) percent per month.

     Section 3.  This Agreement shall be enforced from the ............. date of
 ...............to the ..............date of totalling 48 months (4 years.)

     Section 4. The scope of service by the Contractor is as follows:

               4.1 The Contractor shall provide maintenance services and repair the computer system under this Agreement upon the Employer' request at the site specified in Section 1.

               4.2 The Contractor shall provide a service to the Employer under this Agreement during the Contractor's working days and hours as specified in Appendix 1.

               4.3 The Contractor shall provide consultation services in the maintenance and repairs of the computer system under this Agreement to the Employer through telephone, facsimile, electronic mail upon the Employer's request 24 hours a day every day depending on the nature of problems and equipment.

               4.4 The Contractor shall extend computer maintenance and repair service hours as specified in Appendix I to 08:00 20:00 hours, Monday to Friday, except annual holidays of Logic Co., Ltd.

               4.5  If the  Employer's  computer  system  under  this  Agreement breaks down, the Contractor shall assign one of his employees to provide consultation through telephone by:
                    4.5.1 In case the whole system breaks down and cannot function, the Contractor shall provide an immediate consultation.

                    4.5.2 In case of a breakdown in which the system can still function but not completely, the Contractor shall provide a consultation in 2 hours from the time of notification.

                    4.5.3  In case of  a  slight   defect  not   affecting   the
                           Employer's work, the Contractor shall provide a consultation in 4 hours from the time of notification.


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               4.6  In case the Employer's  computer system under this Agreement breaks down and the Employer wants the Contractor to repair it, the Contractor shall send its officers to repair it by:

                    4.6.1 In case  the  whole  system  breaks  down  and  cannot function, the Contractor shall send its officer to repair in 4 hours from the time of notification.

                    4.6.2 In case of a breakdown  in which the  system can still function but not completely, the Contractor shall send its officer to repair in 1 day from the time of notification.

                    4.6.3 In case  of  a  slight   defect  not   affecting   the
                          Employer's work, the Contractor shall send its officer to repair at the time both parties are comfortable.

               4.7 The Contractor shall analyze and correct the defect notified by the Employer through a modem according to the nature of problems and equipment.

               4.8 The Contractor shall send a message of how to maintain and repair the computer system under this Agreement to the Employer via a facsimile according to the nature of problems and equipment.

               4.9 The Contractor shall hand over part of the manufacturer's program to correct the patches to the Employer upon request if the manufacturer allows the Contractor to disseminate and/or distribute, give away the said program, The Employer has the right to ask the Contractor to install such part of the program for the Employer.

               4.10 The  Contractor  shall  hand over a Solaris  new  version of
                    Enhancement Release and Maintenance Release which the manufacturer releases to the market and/or allows it to be distributed or given away to the Employer. The Employer has the right to ask the Contractor to install such release for the Employer - one installation per. one version -- at the site specified in Section 1.

               4.11 The Contractor shall hand over the Sun Solve Software to the
                    Employer. The Employer has the right to ask the Contractor to install such release for the Employer -- one installation per one version -- at the site specified in Section 1.


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               4.12 The  Contractor  shall  explain  the defect of the system as described  by the  manufacturer  to the Employer if the said
                    information  is  not  classified  as   confidential  by  the
                    manufacturer and can be publicized. The Employer can receive such services via an electronic mail in the Internet.

               4.13 The Contractor  shall provide a personal  technical  account support responsible for the correction of problems with the computer system under this Agreement during working days and hours of the Contractor.

               4.14 The  Contractor  shall  make  a log  book  available  at the
                    Employer's installation site specified in Section I to order to keep a record of services provided by the Contractor under this Agreement.

               4.15 The Contractor  shall inspect the computer system under this
                    Agreement four times a year. And each PM visit to the 2 sets which requires to shut down the computer system shall be made on Saturday-Sunday.

               4.16 The Contractor shall arrange for a joint meeting between the
                    Contractor and Employer twice a year to analyze problems arisen from the computer system and recommend how to enhance efficiency of the Employer's computer system.

     Section 5. Request for additional services
                The   Employer   wishes  the  Contractor to offer services under
Section 4.1 to the Employer 24 hours a day every day.

     Section 6. The Employer's duties and responsibilities

               6.1 The Employer shall be cooperative to the Contractor while offering services to the Employer under this Agreement.

               6.2 In case the Contractor feels that a defect of the computer system under this Agreement may be caused by other equipment outside this Agreement, the Employer shall coordinate and seek cooperation from a person responsible for the maintenance of that equipment to correct that defect.

               6.3 The Employer shall notify a problem or defect and ask for a service from the Contractor through telephone numbers or hot lines provided by the Contractor as follows:


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                    Normal business hours (08:00 - 17:00 hours)
                    -------------------------------------------
                    Telephone             678-0487, 678-0488 and 287-4992
                    Facsimile             678-0321
                                          To the Answering Center on the 9th fl.
                    Electronic Mail       answering@cdg.co.th
                    Outside normal business hours
                    -----------------------------
                    Telephone             01-4339285
                    Pager                 (1144)724093,719437

               6.4 Within 15 days after the Agreement signing, the Employer shall specify in writing not more than 5 persons responsible for contacting the Contractor to report a problem and/or ask for a service.

               6.5 To report a problem and/or ask for a service from the Contractor under this Agreement, the Employer shall have to assign only the persons listed in Section 6.4 to contact the Contractor.

                    In case the Employer wants to change the persons responsible for contacting the Contractor to report a problem and/or ask for a service, the Employer shall notify in writing of the change along with names of persons newly assigned.

               6.6 The Employer shall keep the log book provided by the Contractor as stated in Section 4.14 for the Contractor to check and update.

               6.7 The Employer shall not modify or correct the log book provided by the Contractor as stated in Section 4.14 without consent in writing from the Contractor.

     Section 7. Asking for the following services shall be considered outside the maintenance and repair service agreement:

               7.1 Installation/Set up not originated from a defect of the equipment under this Agreement.

               7.2  Administration services such as

                    7.2.1 Back up and restore information
                    7.2.2 Increase or  decrease  the number of users,  printers, computer system, etc.
                    7.2.3 Performance tuning


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               7.3  Integration services, for instance, asking the Contractor to
                    install   equipment  not  supplied  by  the   Contractor  to
                    integrate with the system which the Contractor offers maintenance and repair service under this Agreement.

               7.4 Damage caused by misuse, accident, natural disaster, riot, war, loss or strange items leaked in to damage the equipment under this Agreement.

               7.5  Damage caused by careless use.

               7.6  Damage  caused  by   disassembling,   studying   components,
                    repairing, modifying, or trying to modify the equipment without consent in writing from the Contractor.

               7.7  Damage  caused  by  adding  other   equipment   outside  the
                    Agreement  to  integrate  with  the  equipment   under  this
                    Agreement without consent in writing from the Contractor.

     Section 8. In case the Employer asks for a maintenance service or to correct a defect asides what's agreed upon in this Agreement at the Employer's site stated in Section 1 and the Contractor can handle that for the Employer, the Employer shall pay time and material service fees to the Contractor who will offer a 15% discount of the normal rate, except travelling expenses of field officers.

     This Agreement is made in two identical copies. Both parties have hereby read and understood all the statements, and then signed their names and had company seal affixed in the presence of witnesses on the specified date:



              ...................signed...........................Employer
                           (Mr. Viratana Suntaranond)
                         King Power Duty Free Co., Ltd.



              ...................signed...........................Contractor
             (Mr. Trairat Jaisamran and Miss Netchanok Tangsupanich)
                                 Logic Co., Ltd.




             ....................signed............................Witness
                          (Miss Somjitr Techaaiemamorn)


              ....................signed............................Witness
                            (Miss Soipetr Mutasintu)